                                                                  EXHIBIT (k)(6)


                           PIONEER FLOATING RATE TRUST

                 -----------------------------------------------

                            AUCTION AGENCY AGREEMENT

                         dated as of [          ], 2005

                                   Relating to

                         Auction Market Preferred Shares

                       Series M7, Series W7 and Series TH7

                                       of

                           PIONEER FLOATING RATE TRUST

                 ----------------------------------------------
                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Auction Agent

                            AUCTION AGENCY AGREEMENT

     This Auction Agency Agreement (this "Agreement"), dated as of [          ],
2005, is by and between Pioneer Floating Rate Trust, a Delaware statutory trust (the "Trust"), and Deutsche Bank Trust Company Americas, a New York banking corporation.

      The Trust proposes to issue an aggregate of [          ] of its Auction
Market Preferred Shares, Series M7, Series W7 and Series TH7, each with a par value of $.0001 per share and a liquidation preference of $25,000 per share (collectively, the "AMPS"), pursuant to the Statement (as defined below).

      The Trust desires that Deutsche Bank Trust Company Americas perform certain duties as agent in connection with each Auction (as defined below) (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the AMPS (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Trust hereby appoints Deutsche Bank Trust Company Americas as said Auction Agent.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Trust and the Auction Agent agree as follows:

1.    Definitions and Rules of Construction.

      1.1 Terms Defined By Reference to Statement.

      Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Statement.

      1.2 Terms Defined Herein.

      As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

            (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

            (c) "Auction Procedures" shall mean the auction procedures constituting Part II of the form of Statement.

            (d) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President, and Associate of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

            (e) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

            (f) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

            (g) "Statement" shall mean the Statement of Preferences of Auction Market Preferred Shares, as the same may be amended, supplemented or modified from time to time.


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
            (h) "Trust Officer" shall mean the Chairman, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

      1.3 Rules of Construction.

      Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the Agreement:

            (a) words importing the singular number shall include the plural number and vice versa.

            (b) the captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

            (c) the words "hereof", "herein", "hereto" and other words of similar import refer to the Agreement as a whole.

            (d) all references herein to a particular time of day shall be to New York City time.

2.    The Auction.

      2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

            (a) The Board of Trustees of the Trust has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for any Subsequent Dividend Period of any series of AMPS for which the Applicable Rate is to be determined by auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

            (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

      2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

            (a) As of the date hereof, the Trust shall provide the Auction Agent with a list of the Broker-Dealers. Not later than five days prior to any Auction Date for any series of AMPS for which any change in such list of Broker-Dealers is to be effective, the Trust will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Trust proposes to designate any Special Dividend Period of any series of AMPS pursuant to Section 3 of Part I of the Statement, not later than 11:00 A.M. on the Business Day next preceding the Auction next preceding the first day of such Rate Period or by such later time or date, or both, as may be agreed to by the Auction Agent, the Trust shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to a Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each

Broker-Dealer for such series. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

            (b) In the event that any Auction Date for any series of AMPS shall be changed after the Auction Agent shall have given the notice referred to in paragraph (a) of the Settlement Procedures, or after the notice referred to in
Section 2.3 hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

            (c) (i) The Auction Agent shall maintain a registry of the beneficial owners of the AMPS of each series who shall constitute Existing Holders of AMPS of such series for purposes of Auctions. The Auction Agent shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing AMPS of such series. The Auction Agent shall keep such registry current and accurate based on the information provided to it from time to time by the Broker-Dealer. The Trust shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the AMPS of each series a list of the initial Existing Holders of the shares of each such series of AMPS, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of AMPS of any series (A) such list, (B) the results of Auctions, (C) notices from any Broker-Dealer as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by the Trust that have been devised for the purpose of determining the identities of Existing Holders in situations where AMPS may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures.

            (ii) In the event of any partial redemption of any series of AMPS, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request each Broker-Dealer to provide the Auction Agent with a list of Persons who such Broker-Dealer believes are Existing Holders after giving effect to such redemption based upon inquiries of the Persons reflected in such Broker-Dealer's records as Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of AMPS of such series such Broker-Dealer believes are owned by such Person after giving effect to such redemption. In the absence of receiving any such information from any Broker-Dealer, the Auction Agent may continue to treat the Persons listed in its registry of Existing Holders as the beneficial owner of the number of AMPS of such series shown in such registry.

            (iii) The Auction Agent shall be required to register a transfer of AMPS of any series from an Existing Holder of such AMPS only if such transfer is to another Existing Holder, or other Person if permitted by the Trust, and only if such transfer is made (A) pursuant to an Auction, or (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit B to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or
(II) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Trust, that purchased or sold such AMPS in an Auction of the failure of such AMPS to be transferred as a result of such Auction. The Auction Agent is not required to accept any notice described in clause (B) of the preceding sentence for an Auction unless the Auction Agent receives it by 3:30 P.M. on the Business Day preceding such Auction.

            (d) The Auction Agent may, but shall have no obligation to, request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes are Existing Holders based upon inquiries of those Persons such Broker-Dealer's records indicate are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of AMPS such Broker-Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such AMPS to any Person other than the Trust and the Broker-Dealer that provided such information; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (A) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (B) it is advised by its counsel that its failure to do so would be unlawful or (C) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

      2.3 Auction Schedule.

      The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

TIME                             EVENT
----                             -----
By 9:30 A.M.                     Auction Agent advises the Trust and
                                 Broker-Dealers of the Maximum Applicable Rate
                                 and the Reference Rate used in determining such
                                 Maximum Applicable Rate as set forth in Section
                                 2.7 hereof.

9:30 A.M. - 1:30 P.M.            Auction Agent assembles information
                                 communicated to it by Broker-Dealers as
                                 provided in Section 1(a) of the Auction
                                 Procedures. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.       Auction Agent makes
                                 determinations pursuant to Section 3(a) of the
                                 Auction Procedures.

By approximately 3:30 P.M.       Auction Agent advises
                                 Trust of results of Auction as provided in
                                 Section 3(b) of the Auction Procedures.

                                 Submitted Bids and Submitted Sell Orders are accepted and rejected and AMPS allocated as provided in Section 4 of the Auction
                                 Procedures. Auction Agent gives notice of Auction results as set forth Section 2.4 hereof.

The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

      2.4 Notice of Auction Results.

      The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related AMPS by telephone or through its Auction Processing System as set forth in paragraph (a) of the Settlement Procedures.

      2.5 Broker-Dealers.


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
            (a) Not later than 12:00 Noon on each Auction Date for any series of AMPS, the Trust shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to Section
2.6 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.6 of each such Broker-Dealer Agreement.

            (b) The Trust shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

            (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Trust, provided that at least one Broker-Dealer Agreement would be in effect for each series of AMPS after such termination.

            (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.5(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Trust shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Trust shall request, which schedules, among other things, shall set forth the series of AMPS to which such Broker-Dealer Agreement relates.

      2.6 Special Dividend Periods.

      The provisions contained in Section 3 of Part I of the Statement concerning Special Dividend Periods and the notification of a Special Dividend Period will be followed by the Trust and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

      2.7 Determination of Maximum Applicable Rate.

            (a) (i) On each Auction Date, the Auction Agent shall determine the Maximum Applicable Rate. If any Reference Rate is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Statement if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Trust as to the method of such conversion.

            (ii) If any Treasury Index Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Index Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

            (iii) If any LIBOR Rate is to be determined by reference to Telerate Page 3750 or by rate quotations provided by LIBOR Dealer(s), as the case may be, and Telerate Page 3750 is unavailable or the LIBOR Dealer(s) fail to provide rate quotations, as the case may be (as described in the Statement), then the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a Substitute LIBOR Dealer(s) to provide such rate quotation(s) not being supplied. The Trust shall promptly advise the Auction Agent of any such selection.

      2.8 Ownership of Shares of AMPS.

      The Trust shall notify the Auction Agent if the Trust or any affiliate of the Trust acquires any AMPS of any series. Neither the Trust nor any affiliate of the Trust shall submit any Order in any Auction for AMPS, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Trust may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.8, a Broker-Dealer shall not be deemed to be an affiliate of the Trust solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Trust. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.8.

      2.9 Access to and Maintenance of Auction Records.

      The Auction Agent shall afford to the Trust, its agents, independent public accountants and counsel and the Broker-Dealers, access at reasonable times during normal business hours to review and make extracts or copies of all books, records, documents and other information concerning the conduct and results of Auctions (at no cost to the Auction Agent), provided that any such agent, accountant, counsel or Broker-Dealer shall furnish the Auction Agent with a letter from the Trust requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

3.    The Auction Agent as Dividend and Redemption Price Disbursing Agent.

      The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of AMPS of any series (i) on each Dividend Payment Date for such series, dividends on the AMPS of such series, (ii) on any date fixed for redemption of AMPS of any series, the Redemption Price of any shares of such series called for redemption and (iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Trust with which to pay such dividends, Redemption Price or Late Charge, and provide any notice in connection therewith that shall be required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, or as may otherwise be requested by the Trust. The amount of dividends for any Dividend Period for any series of AMPS to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Trust as set forth in Section 2 of Part I of the Statement with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Trust as set forth in Section 9 of Part I of the Statement with respect to such series. The Trust shall notify the Auction Agent in writing of a decision to redeem shares of any series of AMPS at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (c) of Section 9 of Part I of the Statement. Such notice by the Trust to the Auction Agent shall contain the information required by paragraph (c) of Section 9 of Part I of the Statement to be stated in the notice of redemption required to be mailed by the Trust to such Holders.

4.    The Auction Agent as Transfer Agent and Registrar.

      4.1 Issue of Stock or Shares Certificates.

      Upon the Date of Original Issue of each series of AMPS, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Trust and, at the request of the Trust, registered in the name of Cede & Co. and countersigned by the Auction Agent.

      4.2 Registration of Transfer of Shares.

      Shares of each series of AMPS shall be registered solely in the name of the Securities Depository or its nominee.

      4.3 Removal of Legend on Restricted Shares.

      All requests for removal of legends on AMPS of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Trust Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

      4.4 Lost Stock or Share Certificates.

      The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Trust and the Auction Agent, subject at all times to provisions of law, the Declaration and by-laws (the "By-Laws") of the Trust governing such matters and resolutions adopted by the Trust with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Trust to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Trust to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Trust.

      4.5 Disposition of Cancelled Certificates; Record Retention.

      The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. The Trust shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records.

      4.6 Stock or Record Books.

      For so long as the Auction Agent is acting as the transfer agent for any series of AMPS pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the AMPS of each such series. In case of any request or demand for the inspection of the stock or record books of the Trust or any other books in the possession of the Auction Agent, the Auction Agent will notify the Trust and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

      4.7 Return of Funds.

      Any funds deposited with the Auction Agent hereunder by the Trust for any reason, including but not limited to redemption of AMPS of any series, that remain unpaid after sixty days shall be repaid to the Trust upon the written request of the Trust.

5.    Representations and Warranties.

      5.1 Representations and Warranties of the Trust.

      The Trust represents and warrants to the Auction Agent that:

            (a) the Trust is duly organized and existing statutory trust in good standing under the laws of the State of its organization and has full trust power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the AMPS of each series, and the AMPS of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

            (b) the Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust;

            (c) the form of the certificate evidencing the AMPS of each series complies or will comply with all applicable laws of the State of its organization;

            (d) when issued, the AMPS of each series will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of AMPS of each series;

            (e) the execution and delivery of the Agreement and the issuance and delivery of the AMPS of each series do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Declaration or the By-Laws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Trust or the Trust and its subsidiaries taken as a whole; and

            (f) no taxes are payable upon or in respect of the execution of the Agreement or the issuance of the AMPS of any series.

      5.2 Representations and Warranties of the Auction Agent.

      The Auction Agent represents and warrants to the Trust that:

            (a) the Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

            (b) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

6.    The Auction Agent.

      6.1 Duties and Responsibilities.

            (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any Person, other than the Trust, by reason of the Agreement.

            (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

            (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

      6.2 Rights of the Auction Agent.

            (a) The Auction Agent may conclusively rely, and shall be protected in acting or refraining from acting, upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trust or by a Broker-Dealer. The Auction Agent may record telephone communications with the Trust or with the Broker-Dealers or both.

            (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

            (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

            (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      6.3 Compensation, Expenses and Indemnification.

            (a) The Trust shall pay the Auction Agent an annual fee as compensation for all services rendered by it under the Agreement and the Broker-Dealer Agreements as the Trust and the Auction Agent have agreed to from time to time.

            (b) The Trust shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the compensation and the reasonable expenses and disbursements of its agents (unless such agent is providing a service for which the Auction Agent is already being compensated by the Trust) and counsel), except any expense or disbursement attributable to its negligence or bad faith. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (c) The Trust shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.

      6.4 Auction Agent's Disclaimer.

      The Auction Agent makes no representation as to the validity or adequacy of the Agreement, the Broker-Dealer Agreements or the AMPS of any series except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

7.    Miscellaneous.

      7.1 Term of Agreement.

            (a) The term of the Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Trust may terminate the Agreement at any time by so notifying the Auction Agent, provided that the Trust has entered into an agreement in substantially the form of the Agreement with a successor Auction Agent. The Auction Agent may terminate the Agreement upon written notice to the Trust on the date specified in such notice, which date shall be no earlier than 60 days after the date of delivery of such notice.

            (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Trust and the Auction Agent under the Agreement with respect to any series of AMPS shall cease upon termination of the Agreement with respect to such series. The Trust's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.4 hereof shall survive the termination of the Agreement with respect to any series of AMPS. Upon termination of the Agreement with respect to any series of AMPS, the Auction Agent shall, at the Trust's request, promptly deliver to the Trust copies of all books and records maintained by it with respect to AMPS in connection with its duties hereunder and to any successor Auction Agent any funds then held by the Auction Agent for the benefit of the Holders of AMPS or the Trust.

      7.2 Communications.

      Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Trust:              Pioneer Floating Rate Trust
                              Dorothy Bourassa
                              Secretary
                              c/o Pioneer Investment Management, Inc.
                              60 State Street
                              Boston MA 02109
                              Telecopier No.: (617) 422-4223
                              Telephone No.:  (617) 422-4980

If to the Auction Agent:      Deutsche Bank Trust Company Americas
                              Rob Sandt
                              Corporate Trust Agency Services
                              27th Floor, MS NYC60, 2715
                              60 Wall Street
                              New York, NY 10005
                              Telecopier No.: (212) 250-6682
                              Telephone No.: (212) 797-8600

      Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by a Trust Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

      7.3 Entire Agreement.

      The Agreement (including the Auction and Settlement Procedures incorporated herein) contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

      7.4 Benefits.

      Nothing herein, express or implied, shall give to any Person, other than the Trust, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

      7.5 Amendment; Waiver.

            (a) The Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

            (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      7.6 Successors and Assigns.

      The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Trust and the Auction Agent.

      7.7 Severability.

      If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

      7.8 Disclosure of Information.

      The Auction Agent agrees that it will not disclose or use any "non-public personal information" about the Trust's shareholders other than such uses or disclosures as are permitted by Regulation S-P under Section 504 of the Gramm-Leach Biley Act ("Regulation S-P"). "Nonpublic personal information" about a shareholder shall mean: (i) personally identifiable financial information;
(ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publicly available; and (iii) any other information that a Customer or the Transfer Agent is prohibited from using or disclosing pursuant to Regulation S-P.

      7.9 Governing Law.

      The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                         [signatures on following page]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Trust and the Auction Agent in accordance with its terms.

                              PIONEER FLOATING RATE TRUST


                              By:  __________________________________
                                   Name
                                   Title

                              DEUTSCHE BANK TRUST COMPANY AMERICAS


                              By:  __________________________________
                                   Name
                                   Title

                                                                       EXHIBIT A

                                     FORM OF
                             BROKER-DEALER AGREEMENT

      BROKER-DEALER AGREEMENT dated as of March [ ], 2005 (this "Agreement"), among (i) Deutsche Bank Trust Company Americas, a New York banking corporation, as auction agent (the "Auction Agent") (not in its individual capacity but solely as agent of Pioneer Floating Rate Trust, a Delaware statutory trust (the "Trust")) pursuant to authority granted to it in the Auction Agency Agreement
and (ii) [               ], as broker-dealer (together with its successors and
assigns as such hereinafter referred to as "BD").

      The Trust intends to issue three series of Auction Market Preferred
Shares, each with a par value per share of $[       ] and a liquidation
preference of $25,000 per share, designated Series M7, Series W7 and Series TH7 (collectively, the "AMPS"). The shares of the AMPS shall be issued in book-entry form through the facilities of the Securities Depository. References to "Shares of AMPS" or "AMPS" in this Agreement shall refer only to the beneficial interests in the AMPS unless the context otherwise requires.

      The Auction Procedures require the participation of a Broker-Dealer.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Trust and BD agree as follows:

1.    Definitions and Rules of Construction

      1.1 Terms Defined by Statement of Preferences. Capitalized terms used but not defined herein shall have the respective meanings specified in the Statement.

      1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depositary that will act on behalf of a Bidder.

            (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

            (c) "Auction Procedures" shall mean the auction procedures constituting Part II of the form of Statement.

            (d) "Authorized Officer" of the Auction Agent shall mean each Senior Vice President, Vice President, Assistant Vice President, and Associate of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

            (e) "Settlement Procedures" shall mean the Settlement Procedures attached to the Auction Agency Agreement as Exhibit B.

            (f) "Statement" shall mean the Statement of Preferences of Auction Market Preferred Shares, as the same may be amended, supplemented or modified from time to time.

            (g) "Trust Officer" shall mean the Chairman, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

      1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

            (a) Words importing the singular number shall include the plural number and vice versa.

            (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

            (d) All references herein to a particular time of day shall be to New York City time.

            (e) Section 1 and 2 hereof shall be read in conjunction with the Statement and in the event of any conflict with the Statement, the Statement shall take precedence.

      1.4 Warranties of BD. BD hereby represents and warrants that this Broker-Dealer Agreement has been duly authorized, executed and delivered by BD and that, assuming the due authorization, execution and delivery hereof by the Auction Agent, this Broker-Dealer Agreement constitutes a valid and binding agreement of BD, enforceable against it in accordance with its terms. BD's representations and warranties in this Section 1.4 shall survive the termination of this Agreement.

2.    The Auctions.

      2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

            (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS for the next Dividend Period. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

            (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

            (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement.

            (d) BD acknowledges and agrees that each provision of the Auction Procedures that requires BD to perform an obligation or procedure is hereby incorporated herein by reference and that this Agreement shall constitute the Trust's instruction, and BD hereby agrees, to perform such obligations and procedures without further request by or instructions from the Trust.

            (e) BD may participate in Auctions for its own account.

      2.2 Preparation for Each Auction.

            (a) Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall advise BD by telephone or other electronic means, to be confirmed in writing by the Auction Agent, of the Maximum Applicable Rate and Reference Rate.

            (b) BD shall cause the Maximum Applicable Rate to be communicated as promptly as practicable to its customers who hold or may be interested in acquiring AMPS.

            (c) If required by applicable law, or requested by the Auction Agent, BD shall provide a list of Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction to the Auction Agent promptly after any date so requested by the Auction Agent. The Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the other parties hereto, provided that the Auction Agent each reserves the right to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory, judicial or quasi-judicial agency, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity satisfactory to it.

            (d) BD agrees to maintain a list of customers relating to the AMPS and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

            (e) The Auction Agent's registry of Existing Holders of shares of the AMPS shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of the AMPS and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of the AMPS, submit Orders in such Auction in respect of shares of the AMPS covering in the aggregate more than the number of shares of the AMPS specified by the Auction Agent in response to BD's inquiry.

      2.3 Auction Schedule; Method of Submission of Orders.

            (a) The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to BD which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.

Time                              Event
----                              -----
By 9:30 a.m.                      Auction Agent advises the Trust and
                                  the Broker-Dealer of the Maximum Applicable
                                  Rate and the

                                  Reference Rate as set forth in
                                  Section 2.2(a) hereof.

9:30 a.m. - 1:30 p.m.             Auction Agent assembles information
                                  communicated to it by Broker-Dealer as
                                  provided in Section 1(a) of the Auction
                                  Procedures.  Submission Deadline is
                                  1:30 p.m.

Not earlier than                  Auction Agent makes determinations
1:30 p.m.                         pursuant to 3(a) of the Auction
                                  Procedures.

By approximately                  Auction Agent advises the Trust of
3:30 p.m.                         results of Auction as provided in
                                  Section 3(b) of the Auction Procedures.
                                  Submitted Bids and Submitted Sell Orders are
                                  accepted and rejected in whole or in part and
                                  AMPS are allocated as provided in Section 4 of
                                  the Auction Procedures. Auction Agent gives
                                  notice of Auction results as set forth in
                                  Section 2.4(a) hereof.

            (b) BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of shares of the AMPS.

            (c) BD agrees to handle its customers' order in accordance with its duties under applicable securities laws and rules.

            (d) To the extent that pursuant to Section 4 of the Auction Procedures of the Trust, BD continues to hold, sells or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Beneficial Owner would be entitled or required to purchase, a fraction of a Share of AMPS on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of AMPS to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares.

            (e) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

            (f) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS made through BD by an Existing Holder to another Person other than pursuant to an Auction and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless the Auction Agent receives it by 3:30 p.m. on the Business Day preceding such Auction.

      2.4 Notices.

            (a) On each Auction Date, the Auction Agent shall notify BD by telephone or facsimile (or other electronic means acceptable to both parties) of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

            (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

      2.5 Notification of Dividend.

            The provisions contained in Section 3 of Part I of the Statement concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

      2.6 Service Charge to Be Paid to BD.

            (a) No later than 12:00 noon on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Trust to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a Dividend Period other than a Special Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the date of original issue of such shares to but excluding the next succeeding dividend payment date of such shares) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of (1) the aggregate number of shares of any series of AMPS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (2) the aggregate number of shares of any series of AMPS subject to valid Hold Orders (determined in accordance with Section 1 of Part II of the Statement) submitted to the Auction Agent by BD plus (3) the number of shares of any series of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 1 of Part II of the Statement that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD, and (ii) in the case of any Special Dividend Period the amount determined by mutual consent of the Trust and any such Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate AMPS with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction. For purposes of subclause (i)(D)(3) of the foregoing sentence, if any Beneficial Owner who acquired shares of any series of Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

            (b) If the Trust determines to change the rate at which the Broker-Dealer Fee accrues, the Trust shall mail to the Auction Agent a notice thereof within two Business Days of such change. Any change in the Broker-Dealer Fee Rate shall be effective on the Auction Date next succeeding the Auction Agent's receipt of notice of such change.

      2.7 Settlement.

            (a) If any Existing Holder selling AMPS in an Auction fails to deliver such AMPS (by authorized book-entry), the BD of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of Shares of AMPS that is less than the number of Shares of AMPS that otherwise were to be purchased by such Person. In such event, the number of Shares of AMPS to be so delivered shall be determined by BD. Delivery of such lesser number of Shares of AMPS shall constitute good delivery. Upon the occurrence of any such failure to deliver Shares of AMPS, BD shall deliver to the Auction Agent the notice required by Section 2.3(f)(ii) hereof. Notwithstanding the foregoing provisions of this Section 2.7(a), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(f) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.7(a).

            (b) Neither the Auction Agent nor the Trust shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or an Agent Member or any of them to deliver AMPS or to pay for AMPS sold or purchased pursuant to the Auction Procedures or otherwise.

            (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of the AMPS and the Auction procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according to BD's records, BD is not the Existing Holder of such shares.

            (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of the AMPS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefore, partial deliveries of AMPS that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

3.    The Auction Agent

      3.1 Duties and Responsibilities.

            (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no duties, fiduciary or otherwise, to any other Person.

            (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, the Auction Agency Agreement, Auction Procedures or the Settlement Procedures against the Auction Agent.

            (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error resulting from the use or reliance on a source of information used in good faith and without negligence to make any determination, calculation or declaration hereunder. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall the Auction Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (d) The Auction Agent shall not be: (i) required to, and does not, make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; (ii) obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with indemnity satisfactory to the Auction Agent; and (iii) responsible for or liable in any respect on account of the identity, Trust or rights of any Person (other than itself and its agents and attorneys) executing or delivering or purporting to execute or deliver any document under this Agreement or any Broker-Dealer Agreement.

            (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      3.2 Rights of the Auction Agent.

            (a) The Auction Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any communication authorized by this Agreement (including, but not limited to, any made by telephone, telecopier or other means of electronic communication acceptable to the parties hereto) which the Auction Agent believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

            (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

            (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

      3.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, adequacy or accuracy of, this Agreement, the Auction Agency Agreement, the Auction Procedures, the offering material used in connection with the offer and sale of the AMPS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

4. Miscellaneous

      4.1 Termination.

            (a) Any party may terminate this Agreement at any time upon five (5) days written notice to the other parties, which notice may be given by facsimile as provided in Section 4.3 hereof. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agency Agreement.

            (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

      4.2 Agent Member. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

      4.3 Communications. Except for (i) communications authorized to be by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (for the purposes of this Agreement, telecopy or other means of electronic communication acceptable to the parties shall be deemed to be in writing) and shall be given to such party, addressed to it, at its address, telecopy number set forth below and, where appropriate reference the particular Auction to which such notice relates:

If to BD,
addressed:            [                                                 ]


If to the Auction
Agent, addressed:     Deutsche Bank Trust Company Americas
                      Corporate Trust and Agency Services, 27th Floor
                      60 Wall Street
                      New York, NY  10005
                      Attention:  Matthew T. Sherman
                      Telephone No.: (212) 250-6693
                      Facsimile No.:  (212) 797-8600

If to the Trust,
addressed:            Pioneer Floating Rate Trust
                      c/o Pioneer Investment Management, Inc.
                      60 State Street
                      Boston, MA 02109
                      Attention: Dorothy Bourassa, Secretary
                      Telephone No.: (617) 422- 4980

                         Facsimile No.:  (617) 422-4223

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer, on behalf of the Auction Agent by an Authorized Officer and on behalf of the Trust by an Authorized Trust Officer. Telephone communications may be recorded.

      4.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

      4.5 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Auction Agent, the Trust and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

      4.6 Amendment; Waiver.

            (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the parties hereto.

            (b) Failure of any party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      4.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

      4.8 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

      4.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      4.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).


                         [signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS
                                        as Auction Agent

                                    By:___________________________
                                       Name:
                                       Title:


                                    [                                       ]
                                        as Broker-Dealer

                                    By:___________________________
                                       Name:
                                       Title:

                                                                       Exhibit A
                                                      To BROKER-DEALER AGREEMENT
                                AUCTION BID FORM

                   (Submit only one Order on this Order Form)
                           PIONEER FLOATING RATE TRUST
                    Auction Market Preferred Shares ("AMPS")

      To:   Deutsche Bank Trust Company Americas
            Corporate Trust and Agency Services, 27th   Date of Auction
      Floor                                             ____________
            60 Wall Street                              Series of AMPS
            New York, NY  10005                         (indicate by
            Attn: Rob Sandt                             Number Designation)
            Telecopier No. (212) 250-6682               _______

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

            Name of Bidder: __________________________________

            Bidder placed the Order listed below covering the number of shares indicated

            (complete only one blank):

            _________________ number of Shares of AMPS now held by

            Bidder (an Existing Holder), and the Order is a (check one):

            [ ]      Hold Order; or

            [ ]      Bid at a rate of ____%; or

            [ ]      Sell Order;

 -  or  -

            _________________ number of Shares of AMPS not now held

            by Bidder (a Potential Holder), and the Order is

            a Bid at a rate of ______%

Notes:

(1)   If submitting more than one Bid for one Bidder, use additional Order
      Forms.
(2) If one or more Bids covering in the aggregate more than the outstanding number of Shares of AMPS held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures.
(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of Shares of AMPS not greater than the number of Shares of AMPS currently held by such Existing Holder.
(4) Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.
(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).
(6) An Order must be submitted in whole Shares of AMPS with an aggregate liquidation preference of $25,000.

                                    [                                          ]

                                    By:_________________________________________

                                                                       Exhibit B
                                                      To BROKER-DEALER AGREEMENT
                 (To be used only for transfers made other than
                             pursuant to an Auction)

                                  TRANSFER FORM

                           PIONEER FLOATING RATE TRUST
                    Auction Market Preferred Shares ("AMPS")

                                 Series __ AMPS
                     (indicate by Letter/Number Designation)

We are (check one):
            [ ]      the Existing Holder named below; or

            [ ]      the Broker-Dealer for such Existing Holder; or

            [ ]      the Agent Member for such Existing Holder.

            We hereby notify you that such Existing Holder will transfer ___ Shares of AMPS to ____________________ and represent that such transfer complies with the requirements of the Agreement and Declaration of Trust of Pioneer Floating Rate Trust, the Statement of Preferences of Auction Market Preferred Shares and applicable federal and state law. Upon the request of the Trust or the Auction Agent the undersigned will provide such documentation as shall be reasonably requested to demonstrate such compliance as a condition of the registration of such transfer.

                                         PIONEER FLOATING RATE TRUST

                                         By: _______________________________
                                              Name:
                                              Title:

                                         (Name of Existing Holder)

                                         (Name of Broker-Dealer)

                                         (Name of Agent Member)

                                         By: _______________________________
                                              Name:
                                              Title:

                                                                       Exhibit C
                                                      To BROKER-DEALER AGREEMENT
                    (To be used only for failures to deliver
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                           PIONEER FLOATING RATE TRUST
                    Auction Market Preferred Shares ("AMPS")

                                 Series __ AMPS
                     (indicate by Letter/Number Designation)

Complete either I. or II.

I. We are a Broker-Dealer for ______________ (the "Purchaser"), which purchased ____ Shares of AMPS in the Auction held on __________________ from the seller of such AMPS.

II. We are a Broker-Dealer for _____________ (the "Seller"), which sold ____ Shares of AMPS in the Auction held on ____________________ to the purchaser of such AMPS.

We hereby notify you that (check one):

__________  the Seller failed to deliver such AMPS to the Purchaser; or

__________  the Purchaser failed to make payment to the Seller upon delivery of such AMPS.

                                         [                                     ]
                                         By:_________________________________
                                             Printed Name:
                                             Title:

      Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings set forth in the offering documents for the AMPS.

                                     (Name of Purchaser/Seller)


                                     By:________________________________
                                        Name:
                                        Title:

                                     Address:___________________________

                                     ___________________________________

                                     ___________________________________


Dated:

                                                                       EXHIBIT B


                              SETTLEMENT PROCEDURES

      The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agency Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix constitutes a representation by the Trust that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party.

            (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an order on behalf of any Existing Holder or Potential Holder of:

                  (i) the Applicable Rate fixed for the next succeeding Dividend
            Period;

                  (ii) whether Sufficient Clearing Bids existed for the
            determination of the Applicable Rate;

                  (iii) if such Broker-Dealer (a "Seller's Broker-Dealer")
            submitted a Bid or Sell Order on behalf of an Existing Holder, the number of shares, if any, of AMPS to be sold by such Existing Holder;

                  (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer")
            submitted a Bid on behalf of a Potential Holder, the number of shares, if any, of AMPS to be purchased by such Potential Holder;

                  (v) if the aggregate number of AMPS to be sold by all Existing
            Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

                  (vi) if the aggregate number of AMPS to be purchased by all
            Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker Dealers ( and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

                  (vii) the Auction Date of the next succeeding Auction with respect to the AMPS.

            (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

                  (i) in the case of a Broker-Dealer that is a Buyer's
            Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker - Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

                  (ii) in the case of a Broker - Dealer that is a Seller's
            Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period;

                  (iii) advise each Existing Holder on whose behalf such
            Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

                  (iv) advise each Existing Holder on whose behalf such
            Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

                  (v) advise each Potential Holder on whose behalf such
            Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

            (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocated any funds received by it pursuant to (b)(i) above and any AMPS received by it pursuant to (b)(ii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or
(a)(vi) above.

            (d)   On each Auction Date:

                  (i) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

                  (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering shares to such Broker-Dealer pursuant to
            (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a) (vi) above the amount necessary to purchase the shares to be purchased pursuant to
            (b) (i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

            (e)   On the day after the Auction Date:

                  (i) each Bidder's Agent Member referred to in (d) (i) above shall instruct the Securities Depository to execute the transactions described under (b) (i) or (ii) above, and the Securities Depository shall execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d) (ii) above, and the Securities Depository shall execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d) (iii) above, and the Securities Depository shall execute such transactions.

            (f) If an Existing Holder selling AMPS in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole AMPS that is less than the number of shares that otherwise was to be purchased by such Potential Holder. In such event, the number of AMPS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.